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                                                                    EXHIBIT 10.1


                             THIRD AMENDMENT TO THE
                     SOTHEBY'S, INC. RETIREMENT SAVINGS PLAN
               (As Amended and Restated Effective January 1, 2001)


         WHEREAS, Sotheby's, Inc. (the "Employer") maintains The Sotheby's, Inc. Retirement Savings Plan As Amended and Restated Effective January 1, 2001 (the "Plan");

         WHEREAS, pursuant to Section 16.1 of the Plan, the Employer desires to and does hereby amend the Plan effective January 1, 2005 (unless specified otherwise) (1) to increase the Employee pre-tax salary deferral percentage; (2) to modify and rename the current Employer Standard Contribution; (3) to revise the vesting schedule for employees hired on or after January 1, 2005; (4) to implement default automatic rollovers to IRAs for account balances between $1,000 - $5,000 in compliance with statutory requirements; (5) to clarify Employer trading policies regarding investment transfers into and out of the Company Stock Fund; (6) to modify the hardship withdrawal criteria under the Plan; and (7) to make such other changes as the Company deems advisable as hereinafter set forth.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Effective January 1, 2005 all references to "Employer Standard Contributions" throughout the Plan are changed to "Employer Profit Sharing Contributions."




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         2. Section 4.1(b) of the Plan is hereby amended in its entirety by substituting the following:

         "(b) Supplemental Contributions. Each Participant who has designated a six percent (6%) Basic Contribution Percentage may, upon becoming a Participant or as of the first day of any calendar month thereafter, make Supplemental Contributions equal to any whole percentage of Compensation per payroll period not greater than fourteen percent (14%); provided, however, that the total amount of Basic and Supplemental Contributions in any calendar year may not exceed the amount under Code Section 402(g) as adjusted, or the maximum amount permitted under Sections 5.2 and 11."

         3. Section 4.6 of the Plan is amended in its entirety by substituting the following:

         "Schedule of Employer Matching Contributions. A Participant's Employer Matching Contributions are determined in accordance with the following schedule:


                -----------------------------------------------------
                    Basic Contribution        Employer Matching
                                                 Contribution
                -----------------------------------------------------
                            0%                        0%
                -----------------------------------------------------
                            2%                        2%
                -----------------------------------------------------
                            3%                        3%
                -----------------------------------------------------
                            4%                        4%
                -----------------------------------------------------
                            5%                        5%
                -----------------------------------------------------
                           *6%                        6%
                -----------------------------------------------------

                *No Employer Matching Contributions apply to Supplemental Before-Tax (i.e. Before-Tax Contributions which exceed 6% of Compensation) or Catch-up Contributions."



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         4. Section 4.7 is amended in its entirety by substituting the following:

         "4.7 Employer Profit Sharing Contributions. In addition to Employer Matching Contributions provided in Section 4.6, the Company may, in its discretion, make a contribution to the Trust (the "Employer Profit Sharing Contribution") which shall be in a discretionary amount based on the Company's profitability. The Employer Profit Sharing Contribution, together with forfeitures, will be allocated to the accounts of those Participants who are actively employed on the last day of the Plan Year for which the Employer Profit Sharing Contribution is made, pro rata, based on Participant Compensation. The Employer Profit Sharing Contribution for any Plan Year shall be contributed to the Trust on an annual basis (or at such other time as the Employer determines) no later than the last day, including extensions, for filing the Employer's federal income tax return for the Employer's fiscal year ending on or after the last day of the year."

         5. Section 6.6(c) is amended in its entirety by substituting the following:

         "(c) Limitations on Investment in Sotheby's Stock. Any investments in the Sotheby's Stock Fund shall be made at the direction of the Participant in accordance with the provisions of this Article 6; provided, however, that no more than 50% of a Participant's total Plan accounts may be invested in the Sotheby's Stock Fund at any time. The Plan Administrator shall use its best efforts to enforce compliance with this limit. In order to comply with the investment limitations, the Plan provides for the following administrative restriction: A Participant shall not be permitted to direct the investment of more than 50% of his future Employer Matching Contributions and future Employer Profit Sharing Contributions (also referred to as "allocation") into the Sotheby's Stock Fund. Further, if any allocation of future Employer Matching or Employer Profit Sharing Contributions or any transfer of existing Employer Matching, Employer Profit Sharing or Sotheby's Pension Transfer Accounts (exchanges) would cause more than 50% of a Participant's total Plan accounts to be invested in the Sotheby's Stock Fund, such allocation or exchange will not be effective unless a Participant changes such allocation or exchange so that no more than 50% of a Participant's total accounts is invested in the Sotheby's Stock Fund. If, as a result of certain events beyond the control of the Plan Administrator, such as market fluctuations or operations such as Plan distributions, loans, or withdrawals, more than 50% of a Participant's total Plan accounts are invested in the Sotheby's Stock Fund, the Plan will not be deemed to be in noncompliance with this paragraph (c). Participants employed by the Company are subject to the restrictions set forth in the Company's Code of Business Conduct and Ethics, as such policy is amended from time to time. Designated employees are also restricted to Company-established window periods for the transfer of existing plan account balances into or out of the Sotheby's Stock Fund. Subject to the 50% limitation described above and the trading window period restrictions,




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         investments into and out of the Sotheby's Stock Fund may be changed in the same manner and at the same time as otherwise provided in this
         Article 6. Participants subject to Section 16(b) of the Securities Exchange Act of 1934 are not permitted to invest their Plan accounts in the Sotheby's Stock Fund at any time."

         6. Section 7.2 is amended in its entirety by substituting the following:

         "7.2 Vesting in Employer Matching Contributions and Employer Profit Sharing Contributions.

         (a) Employees Hired On Or After January 1, 2005. Except as otherwise provided below, the vested amounts of a Participant's Employer Matching Contribution Account and Employer Profit Sharing Contribution Account for employees hired on or after January 1, 2005, shall be determined by the number of Years of Service completed by the Participant for vesting purposes (as determined under section 7.3) in accordance with the vesting schedule below:


                          Full Years of                     Vesting Contribution
                         Vesting Service                        Percentage
                         ---------------                    ---------------------
                           Less than 2                                0%
                                     2                               40%
                                     3                               60%
                                     4                               80%
                             5 or more                               100%

         (b) Employees Hired Before January 1, 2005. Except as otherwise provided below, the vested amounts of a Participant's Employer Matching Contribution Account and Employer Profit Sharing Contribution account for employees hired before January 1, 2005, shall be determined by the number of Years of Service completed by the Participant for vesting purposes (as determined under section 7.3) in accordance with the vesting schedule below:


                           Full Years of                      Vesting Contribution
                           Vesting Service                          Percentage
                           ---------------                    --------------------
                           Less than 1                                 0%
                                     1                                20%
                                     2                                40%
                                     3                                60%
                                     4                                80%
                              5 or more                              100%

         (c) Full Vesting Upon Normal Retirement Age, Death, Or Disability. Notwithstanding the vesting schedules above, all amounts allocated to a Participant's Employer Matching Contribution Account and Employer Profit




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         Sharing Contribution Account shall automatically become fully vested if the Participant attains Normal Retirement Age or dies or becomes Totally and Permanently Disabled while employed by the Employer."

         7. Effective March 28, 2005, Section 8.4 is amended in its entirety by substituting the following:

         "(a) Amounts not Greater than $1,000. If the total vested amount which a Participant is entitled to receive under the Plan upon termination of employment with the Employer does not exceed $1,000 (excluding amounts attributable to his Rollover Contribution Account), such amount shall be automatically distributed to the Participant in a lump-sum payment as soon as practicable following the date of the Participant's termination of employment with the Employer (and in no event later than the Participant's required beginning date under Section 8.8(b)).

         (b) Amounts Between $1,000 - $5,000 - Automatic Rollovers. Effective for distributions on or after March 28, 2005, if the total vested amount which a Participant is entitled to receive under the Plan upon termination of employment with the Employer is between $1,000 and $5,000 (excluding amounts attributable to his Rollover Contribution Account), Participant may elect to receive a lump sum payment or a Direct Rollover pursuant to Section 8.13 of the Plan. If the Participant fails to return the distribution election forms provided by the Plan Administrator within a reasonable period of time, a Participant's entire balance under the Plan will be subject to the mandatory automatic IRA rollover rules under Code Section 402(f). These rules provide that a Participant's balance will automatically be rolled over to an IRA at an IRA institution selected by the Plan Administrator and such amounts will be invested in accordance with rules and regulations established by the Department of Labor and the IRS. The Plan Administrator will also establish policies and procedures regarding automatic rollovers of cash-out distributions in accordance with Department of Labor and IRS guidance.

         (c) Amounts Greater Than $5,000. If the total vested amount which a Participant is entitled to receive under the Plan upon termination of employment with the Employer exceeds $5,000 (excluding amounts attributable to his Rollover Contribution Account) such amount shall not be distributed to the Participant prior to age 65 unless the Participant requests and consents in writing to such distribution.

         8. Section 9.2(a) is amended in its entirety by substituting the following:

         "(a) Immediate and Heavy Financial Need. A Participant shall be permitted to make a hardship withdrawal from the Plan if the Participant certifies that he has incurred an immediate and heavy financial need for funds. For these purposes, an immediate and heavy financial need shall include a need: (1) to pay expenses




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          incurred or necessary for medical care (described in Code Section
          213(d)) of the Participant, his spouse, his children, or his dependents; (2) to purchase the principal residence of the Participant (excluding mortgage payments); (3) to pay tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, his children, or his dependents; (4) to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; a (5) to meet expenses resulting from a severe casualty or property loss, which expenses are above or are not otherwise covered by insurance."

          IN WITNESS WHEREOF, the Amendment is hereby executed on December 15, 2004.

                                                SOTHEBY'S, INC.



                                                By: Susan Alexander
                                                    --------------------------


                                               Its: Executive Vice President
                                                     --------------------------




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